Exhibit 99.1

JBI, Inc. Signs Multi-Year ‘Transport Fuel’ Take-Off Agreement with XTR Energy

THOROLD, Ontario, December23, 2011 (GLOBE NEWSWIRE) -- JBI, Inc. (the "Company") (OTCQX:JBII) is pleased to announce today the signing of a multi-year transport fuel supply agreement with XTR Energy Company Limited (“XTR Energy”).

XTR Energy is one of the largest and fastest growing independent retail petroleum brands for regular and premium gasoline and diesel products in Canada. XTR Energy focuses on well-priced products, timely deliveries and innovative customer retention programs. This focus has enabled XTR Energy to establish network locations in Ontario, Nova Scotia, New Brunswick, P.E.I., Manitoba and Saskatchewan.

XTR Energy will be purchasing Regular Transport Gasoline, Premium Transport Gasoline, Diesel Ultra LS Clearand other acceptable road transport products from JBI, Inc. These products are the fuel output of JBI, Inc.’s Plastic2Oil® (“P2O”)process, which will then be blended and made available through the Company’s Blending Site in Thorold, Ontario (“Thorold Terminal”).

“XTR Energy looks forward to acquiring products from JBI, Inc. in Ontario and across Canada. This new relationship is directly aligned with XTR Energy’s strategic objective to have a diversified secure supply of quality petroleum products from a variety of sources to meet the growing demands of the XTR Energy network and preferred customers,” statedKen Wootton, President of XTR Energy, upon signing the agreement.

“We were attracted to XTR Energy because of their corporate values and distribution reach across much of Canada,” commented John Bordynuik, CEO of JBI, Inc. “They are committed togreen alternatives, high operational standards and maintaining long-term winning relationships with both their customers and suppliers.”

The agreement with XTR Energy is a step forward in achieving the Company’s vision of becoming a vertically integrated plastic recycling, fuel processing and fuel distribution company. It allows the Company to utilize the value of one its key assets, the Thorold Terminal, a registered and licensed TSSA fuel blending and distribution facility with fuel storage capacity in excess of 250,000 US gallons.

About JBI,Inc.
JBI, Inc. is a domestic green Oil and Gas company. JBI, Inc. developed a process that converts waste plastic into fuel (Plastic2Oil), without the need of further refinement. JBI, Inc. scaled a 1kg process to a 20MT commercial processor in less than 1 year. For further information please visit www.plastic2oil.com and review our SEC filings, including without limitation our Form 10-K, as amended, filed with the SEC on July 18, 2011.

Forward Looking Statements
This press release contains statements, which may constitute "forward looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act. The Private Securities Litigation Reform Act of 1995 (PSLRA) implemented several significant substantive changes affecting certain cases brought under the federal securities laws, including changes related to pleading, discovery, liability, class representation and awards fees as of 1995. Those statements include statements regarding the intent, belief or current expectations of JBI, and members of its management as well as the assumptions on which such statements are based, including the expected timing of the Company's Form 10-K, execution of the proposed agreements described above and consummation of the transactions contemplated by such agreements. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Such risks include, but are not limited to: (1) JBI has a history of net losses, and may not be profitable in the future; (2) JBI may not be able to obtain necessary licenses, rights and permits required to develop or operate our Plastic2Oil business, and may encounter environmental or occupational, safety and health conditions or requirements that would adversely affect its business; and (3) JBI may experience delays in the commercial operations of its Plastic2Oil machines and there is no assurance that they can be operated profitably. For a more detailed discussion of such risks and other factors, see the Company's amended Annual Report on Form 10-K, filed on April 20, 2011, with the Securities and Exchange Commission, and its other SEC filings. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

CONTACT: JBI Inc.
Investor Relations
1-877-307-7067